FORM NO. 7a Registration No. 48117 BERMUDA CERTIFICATE OF DEPOSIT OF MEMORANDUM OF INCREASE OF SHARE CAPITAL THIS IS TO CERTIFY that a Memorandum of Increase of Share Capital Of Hamilton Insurance Group, Ltd. was delivered to the Registrar of Companies on the 8th day of January 2014 in accordance with section 45(3) of the Companies Act 1981 ("the Act"). Given under my hand and Seal of the REGISTRAR OF COMPANIES this 14th day of January 2014 for Registrar of Companies Capital prior to increase: US$ 10.00 Amount of increase: US$ 14349,990.00 Present Capital: US$ 1,350,000.00